Exhibit 99.1

Demandware Announces First Quarter 2014 Financial Results

58 Percent Subscription Revenue Increase Driven by Strong Customer Growth

Record Number of Large New Contracts Signed with Leading Enterprise-Scale Retail Brands

BURLINGTON, Mass.--(BUSINESS WIRE)--May 6, 2014--Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced strong financial results for its first quarter ended March 31, 2014.

First Quarter Highlights

  Subscription revenue for the first quarter was $29.9 million, a 58% year over year increase from $18.9 million in the first quarter of 2013
  Total revenue for the first quarter was $32.2 million, a 57% year over year increase from $20.5 million in the first quarter of 2013
  GAAP subscription gross margin of 82%, versus 79% in the first quarter of 2013
  GAAP total gross margin of 72%, versus 68% in the first quarter of 2013
  Live customers reached 215 at March 31, 2014, an increase of 38% from 156 at March 31, 2013
  Live sites increased to 872 at March 31, 2014, an increase of 38% from 630 at March 31, 2013
  Completed acquisition of Mainstreet Commerce, which extended the company’s omni-channel capabilities

“The tremendous momentum we experienced in 2013 continued in the first quarter of this year,” stated Tom Ebling, Chief Executive Officer, Demandware. “Our record first quarter subscription revenue was driven by comparable customers as well as new customers who leveraged our enterprise cloud platform to grow their digital commerce operations across sites, channels, geographies and brands. We were also thrilled to post our best quarter ever for new customer acquisition. We plan to continue to invest in sales and marketing to capture market share as quickly as possible and in R&D to enhance our omni-channel solution.”

  Demandware signed significant new customers during the quarter including Aeroshop, Canada Goose, Chitter Chatter, Neal’s Yard Remedies, Orchestra Prémaman, Jack Wills, John Varvatos, See’s Candies, and Serena & Lily.
  Leading retailers such as Eloquii, Eu Yan Sang, Gracious Home, Hancock Fabrics, Tom Ford, WE Fashion and Wolverine Worldwide launched new initial sites on the Demandware Commerce platform.
  Existing customers like Deckers, Hallmark, Jarden Consumer Solutions, Johnston & Murphy, L’Oreal, Playmobil, s.Oliver, Sleep Train and Ticket to Heaven expanded their operations on the Demandware Commerce platform launching new commerce sites for new geographies or for new brands.

“The acceleration of our subscription revenue growth to 58% is a testament to the strength of our land and expand strategy,” stated Scott Dussault, Demandware Chief Financial Officer. “Our customers’ success with our omni-channel solution and the increasing productivity of our sales force were the biggest contributors to our record setting new customer acquisition. We continue to march up market, signing the largest number of seven digit commitments in a single quarter. In addition, our average annual subscription contract value (ACV) approximated $500,000 for new customer contracts in the first quarter, evidence of our increasing traction with larger retail brands.”

Demandware’s loss from operations for the first quarter of 2014 was $8.5 million, as compared to a loss from operations of $7.3 million for the same period in 2013, reflecting the company's increased investments to support the growth of its business. Demandware’s non-GAAP loss from operations for the first quarter of 2014 was $2.2 million, compared to a non-GAAP loss from operations of $3.3 million for the first quarter of 2013.

Our GAAP net loss for the first quarter of 2014 was $8.8 million, or $(0.25) per share, as compared to a net loss of $8.0 million, or $(0.27) per share, for the first quarter of 2013. Non-GAAP net loss for the first quarter of 2014 was $2.4 million, or $(0.07) per share, as compared to non-GAAP net loss of $4.0 million, or $(0.13) per share, for the first quarter of 2013. (1)

(1)Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share excludes expenses related to stock-based compensation and compensation expense related to contingent retention bonuses for the January 2014 acquisition of Mainstreet Commerce.

Quarterly Conference Call

To access the call at 8:30 a.m. today, please dial (800) 237-9752 in the U.S. or +1 (617) 847-8706 internationally. The Passcode for the call is: 84291069. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through May 13, 2014. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 98250530. The replay will also be available as a webcast on Demandware’s Investor Relations website.

About Demandware

Demandware, the category defining leader of enterprise cloud commerce solutions, empowers the world’s leading retailers to continuously innovate in our complex, consumer-driven world. Demandware’s open cloud platform provides unique benefits including seamless innovation, the LINK ecosystem of integrated best-of-breed partners, and community insight to optimize customer experiences. These advantages enable Demandware customers to lead their markets and grow faster. For more information, visit www.demandware.com, call +1-888-553-9216 or email info@demandware.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors to help investors better understand the ongoing operating performance of the business. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and compensation expense related to contingent retention bonuses for the January 2014 acquisition of Mainstreet Commerce. Stock-based compensation is often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$199,980	$242,425
Short-term investments	56,678	37,133
Accounts receivable, net of allowance of doubtful accounts	23,239	28,402
Prepaid expenses and other current assets	10,201	4,315
Total current assets	290,098	312,275

Property and equipment, net	15,188	9,790
Purchased intangible assets, net	2,599	-
Goodwill	8,966	-
Other assets	5,236	1,866
Total assets	$322,087	$323,931

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of notes payable	$1,816	$2,727
Accounts payable	2,662	3,174
Accrued expenses	16,194	17,362
Deferred revenue	19,961	19,609
Deferred rent	193	184
Total current liabilities	40,826	43,056

Long-term liabilities:
Deferred revenue	19,630	18,862
Notes payable	918	1,524
Deferred rent	849	884
Total liabilities	62,223	64,326

Stockholders' equity:
Common stock	346	343
Additional paid-in capital	365,778	356,766
Accumulated other comprehensive gain	67	64
Accumulated deficit	(106,327)	(97,568)
Total stockholders’ equity	259,864	259,605
Total liabilities and stockholders' equity	$322,087	$323,931

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
Subscription	$29,905	$18,905
Services	2,273	1,609
Total revenue	32,178	20,514

Cost of revenue:
Subscription	5,434	3,964
Services	3,474	2,518
Total cost of revenue	8,908	6,482

Gross profit	23,270	14,032

Operating expenses:
Sales and marketing	16,483	11,376
Research and development	6,971	4,740
General and administrative	8,312	5,233
Total operating expenses	31,766	21,349

Loss from operations	(8,496)	(7,317)

Other income (expense):
Interest income	66	62
Interest expense	(53)	(79)
Other expense	(11)	(419)

Other income (expense), net	2	(436)
Loss before income taxes	(8,494)	(7,753)
Income tax expense	265	219

Net loss	$(8,759)	$(7,972)

Net loss per share, basic and diluted	$(0.25)	$(0.27)

Weighted average common shares outstanding, basic and diluted	34,412	29,958

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

Cost of subscription revenue	$133	$115
Cost of services revenue	393	382
Sales and marketing	1,493	1,096
Research and development	1,536	913
General and administration	2,112	1,480

	$5,667	$3,986

Demandware, Inc.
Compensation Expense Related to Contingent Retention Bonuses
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

Sales and marketing	$326	$-
Research and development	326	-

	$652	$-

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,759)	$(7,972)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,298	1,079
Bad debt expense	269	53
Stock-based compensation	5,667	3,986
Deferred rent expense	(26)	(29)
Other non-cash reconciling items	135	145
Changes in operating assets and liabilities:
Accounts receivable	5,405	1,160
Prepaid expenses and other current assets	(5,847)	(965)
Other long term assets	(3,351)	(8)
Accounts payable	(450)	(140)
Accrued expenses	(1,518)	(41)
Deferred revenue	952	4,844
Net cash (used in) provided by operating activities	(6,225)	2,112

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,369)	(1,620)
Purchase of marketable securities	(36,903)	(17,533)
Acquisition, net of cash acquired	(12,136)	-
Sale and maturity of marketable securities	17,225	14,825
Change in restricted cash and other assets	(16)	(185)

Net cash used in investing activities	(38,199)	(4,513)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,348	314
Proceeds from issuance of notes payable	-	574
Payments of equipment notes	(610)	(682)
Payments of software financing agreement	(766)	(232)

Net cash provided by (used in) financing activities	1,972	(26)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	7	(101)

DECREASE IN CASH AND CASH EQUIVALENTS	(42,445)	(2,528)

CASH AND CASH EQUIVALENTS — Beginning of period	242,425	58,877

CASH AND CASH EQUIVALENTS — End of period	$199,980	$56,349

Demandware, Inc.
Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Non-GAAP Operating Loss:
GAAP operating loss	$(8,496)	$(7,317)
Add back:
Stock-based compensation	5,667	3,986
Compensation expense related to contingent retention bonuses	652	-
Total non-GAAP operating loss	(2,177)	(3,331)

Non-GAAP Net Loss:
GAAP net loss	$(8,759)	$(7,972)
Add back:
Stock-based compensation	5,667	3,986
Compensation expense related to contingent retention bonuses	652	-

Total non-GAAP net loss	(2,440)	(3,986)

Non-GAAP Net Loss Per Share:
GAAP net loss	$(8,759)	$(7,972)
Weighted average common shares outstanding, basic and diluted	34,412	29,958

GAAP net loss per share, basic and diluted	$(0.25)	$(0.27)
Add back:
Stock-based compensation	0.16	0.14
Compensation expense related to contingent retention bonuses	0.02	-
Non-GAAP net loss per share, basic and diluted:	$(0.07)	$(0.13)

CONTACT:
Investor Relations Contact:
Demandware
Erica Smith, 781-425-1222
Vice President, Investor Relations
esmith@demandware.com